EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 20, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (March 2010 – February 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.3%	-1.7%	1.1%	11.9%	-1.2%	-0.9%	1.6%	-0.9%	9.9%	-28.6%	0.0	-0.1
B**	0.3%	-1.8%	1.0%	11.3%	-1.8%	-1.5%	0.9%	-1.5%	9.9%	-29.9%	-0.1	-0.2
Legacy 1***	0.3%	-1.5%	1.3%	13.8%	0.9%	1.1%	N/A	1.1%	9.7%	-23.7%	0.2	0.2
Legacy 2***	0.3%	-1.5%	1.3%	13.7%	0.7%	0.8%	N/A	0.8%	9.7%	-24.4%	0.1	0.1
Global 1***	0.3%	-1.5%	1.4%	14.7%	1.5%	0.8%	N/A	0.8%	9.3%	-21.9%	0.1	0.1
Global 2***	0.3%	-1.5%	1.4%	14.5%	1.3%	0.6%	N/A	0.6%	9.3%	-22.4%	0.1	0.1
Global 3***	0.3%	-1.6%	1.2%	12.8%	-0.4%	-1.1%	N/A	-1.1%	9.3%	-26.2%	-0.1	-0.2

S&P 500 Total Return Index****	0.7%	6.0%	2.8%	15.8%	18.1%	16.2%	8.0%	16.2%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-1.7%	-7.4%	0.4%	17.7%	5.1%	9.3%	7.4%	9.3%	12.2%	-15.5%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	22%					22%
Energy	10%	Short	Crude Oil	3.4%	Short	10%	Short	Crude Oil	3.4%	Short
			Brent Crude Oil	2.2%	Short			Brent Crude Oil	2.2%	Short
Grains/Foods	8%	Short	Soybeans	1.1%	Long	8%	Short	Soybeans	1.1%	Long
			Corn	1.0%	Long			Corn	1.1%	Long
Metals	4%	Short	Copper	1.6%	Short	4%	Short	Copper	1.6%	Short
			Copper LME	0.8%	Short			Copper LME	0.8%	Short
FINANCIALS	78%					78%
Currencies	21%	Long $	Euro	5.4%	Short	21%	Long $	Euro	5.4%	Short
			Japanese Yen	3.8%	Short			Japanese Yen	3.8%	Short
Equities	32%	Long	S&P 500	7.1%	Long	32%	Long	S&P 500	7.2%	Long
			Dax Index	2.5%	Long			Dax Index	2.5%	Long
Fixed Income	25%	Long	Long Gilts	3.9%	Long	25%	Long	Long Gilts	3.9%	Long
			U.S. 10-Year Treasury Notes	3.7%	Long			U.S. 10-Year Treasury Notes	3.7%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets declined nearly 5% after the U.S. Energy Information Administration reported record-high domestic inventories.  Conversely, natural gas markets finished sharply higher, as below zero temperatures in the U.S. increased demand for heating fuel.

Grains/Foods
Wheat prices fell due to weak export data and concerns surrounding the quality of the recent harvest.  Soybean markets rose after the U.S. Department of Agriculture reported weaker-than-expected output forecasts.  Coffee prices fell almost 9% to a one-year low as improved weather conditions in Brazil boosted the outlook for coffee supplies.

Metals
Gold markets fell demand fell following the news the Greek government came to a new debt agreement with its European creditors.  Base metals markets were generally weaker due to elevated global supplies and earlier uncertainty regarding the Greek debt situation.

Currencies
The U.S. dollar rose versus global counterparts on renewed beliefs the U.S. Federal Reserve will raise interest rates in June.  The euro finished higher as the news of a Greek debt agreement increased demand for European assets.  The Swiss franc declined over 1% versus the U.S. dollar after weaker-than-expected Swiss investor confidence data was released.

Equities
Global equity markets rallied sharply following the announcement of the Greek debt agreement.  The release of the Federal Open Market Committee meeting minutes also contributed to the rally in global equities.

Fixed Income	Global fixed-income markets fell while global equity markets rallied. Debt prices also fell after U.S. employment data showed a decline in weekly U.S. jobless claims.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.